EXHIBIT 10.1

AMENDMENT TO
NON-COMPETITION AND NON-SOLICITATION AGREEMENT

WHEREAS, Robert Gillette (“Employee”) and First Solar, Inc. (“Employer”) are party to a Non-Competition and Non-Solicitation Agreement effective as of September 9, 2009 (as amended and in effect on the date hereof, the “Non-Compete Agreement”) and an employment agreement with Employer made as of September 9, 2009 for employment commencing October 1, 2009 (the “Employment Agreement”);

WHEREAS, on October 25, 2011, Employee's employment with Employer terminated without “cause” (as defined in the Employment Agreement);

WHEREAS, Employee is eligible to receive certain severance payments under the Employment Agreement if the release condition set forth in the Section 1.5(b)(ii) of the Employment Agreement (the “Release Condition”) is timely satisfied;

WHEREAS, Employee and Employer have had subsequent negotiations concerning the release, including as it relates to Employee's eligibility for a bonus for 2011;

WHEREAS, Employer wishes to extend the “Restricted Period” under the Non-Compete Agreement from twenty-four months to thirty-six months after Employee's termination of employment;

NOW, THEREFORE, the parties agree that subject to Employee's timely satisfaction of the Release Condition:

1.	Section 1.1 of the Non-Compete Agreement is amended to increase the Restricted Period from twenty-four to thirty-six months following Employee's termination of employment.

2.
Employer shall pay Employee a pro rata annual bonus for 2011 based on Employee's tenure with the Employer in 2011, calculated in the same manner as such bonus is calculated for Employer's active employees and paid at such time as bonuses are paid by Employer to all participants (i.e., on or before March 15, 2012).

3.	Except as provided above, the Non-Compete Agreement and Employment Agreement shall remain in full force and effect.

Signed:	/s/ Robert Gillette Robert Gillette	November 15, 2011 Date

Agreed to by First Solar, Inc.
By: Its:	/s/ Carol Campbell Carol Campbell Executive Vice President, Human Resources	November 14, 2011 Date